SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 1, 2007

                    WINTHROP PARTNERS 80 LIMITED PARTNERSHIP
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                  Massachusetts
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

                  0-9684                             04-2693546
         ------------------------        ------------------------------------
         (Commission File Number)        (I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts       02114
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)

                                 (617) 570-4600
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                       n/a
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

      On February 1, 2007, Winthrop Partners 80 Limited Partnership (the "Partnership") sold its last remaining property which was located in Nebraska City, Nebraska to an unaffiliated third party for a gross purchase price of $650,000. The Partnership realized net proceeds of approximately $599,000 from the sale. After satisfying any additional liabilities of the Partnership, it is expected that that remaining cash assets of the Partnership, subject to withholding of adequate reserves, will be distributed and the Partnership will be dissolved.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 6th day of February, 2007.

                                     WINTHROP PARTNERS 80 LIMITED PARTNERSHIP

                                     By: One Winthrop Properties, LLC
                                         Managing General Partner

                                         By: First Winthrop Corporation Member


                                         By: /s/ Peter Braverman
                                             -----------------------------------
                                             Peter Braverman
                                             Executive Vice President